Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-209915, 333-194458, 333-187061, 333-179797, 333-166645, 333-144065, 333-161172, 333-130389, 333-179796, 333-202642, 333-223688, 333-231824, 333-239475, 333-266537, and 333-273651 on Form S-8 of our reports dated February 24, 2025, relating to the financial statements of PC Connection, Inc., and the effectiveness of PC Connection Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 24, 2025